Exhibit 10.2

AMENDMENT NO. 1 TO

LETTER AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of May 11, 2021 and effective as of the Effective Date (as defined below), to the Letter Agreement (as defined below) is entered into by and among Switchback II Corporation, a Cayman Islands exempted company (“SPAC”), NGP Switchback II, LLC, a Delaware limited liability company (“Sponsor”), and each of the undersigned individuals, each of whom is a member of SPAC’s board of directors and/or management team (the “Insiders”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Letter Agreement.

WHEREAS, SPAC, Sponsor and each of the Insiders are parties to that certain Letter Agreement, dated as of January 7, 2021 (the “Letter Agreement”);

WHEREAS, SPAC, Bird Rides, Inc., a Delaware corporation, Bird Global, Inc., a Delaware corporation (“Holdings”) and Maverick Merger Sub Inc., a Delaware corporation, have entered into a business combination agreement dated as of the date hereof (the “Business Combination Agreement”);

WHEREAS, the parties hereto desire to amend the Letter Agreement as set forth herein, such amendment to be effective upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Effective Date”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Business Combination Agreement, each then issued and outstanding Class B ordinary share of SPAC, par value $0.0001 per share, shall, by virtue of the Domestication Merger (as defined in the Business Combination Agreement), be canceled and converted into a share of Class B common stock, par value $0.0001 per share, of Holdings, which will thereafter convert, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of Holdings at the Acquisition Merger Effective Time (as defined in the Business Combination Agreement); and

WHEREAS, Section 12 of the Letter Agreement provides that the Letter Agreement may be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, for good and valuable consideration, the undersigned each agree as follows:

1. Amendments.

(a) Effective as of the Effective Date, sub-paragraph (a) of paragraph 6 of the Letter Agreement is hereby amended and restated in its entirety as follows:

“(a) Upon and subject to the conversion of the Class B Ordinary Shares (as adjusted as set forth in paragraph 5) into Class A Ordinary Shares at the time of the closing of a Business Combination as set forth above, (i) 12.5% of such Class A Ordinary Shares (the “Tranche I Earnout Shares”) shall become subject to potential forfeiture if the First Triggering Event (as defined below) does not occur during the time period between the closing date of a Business Combination and the five-year anniversary of such date (the “Earnout Period”) and (ii) 12.5% of such Class A Ordinary Shares (the “Tranche II Earnout Shares” and, together with the Tranche I Earnout Shares, the “Earnout Shares”) shall become subject to potential forfeiture if the Second Triggering Event (as defined below) does not occur during the Earnout Period; “First Triggering Event” means the date on which the average reported last sale price of the Class A Ordinary Shares equals or exceeds $12.50 for any ten (10) trading days within any twenty (20) consecutive trading day period and “Second Triggering Event” means the date on which the average reported last sale price of the Class A Ordinary Shares equals or exceeds $15.00 for any ten (10) trading days within any twenty (20) consecutive trading day period; provided, that, if, during the Earnout Period, the Company consummates a Change of Control (as defined in the Business Combination Agreement) pursuant to which the Company or any of its shareholders have the right to receive consideration implying a value of the Class A Ordinary Shares (as determined in good faith by the Board) of (A) less than $12.50 per share, then all Earnout Shares shall be deemed forfeited upon consummation of such Change of Control, (B) greater than or equal to $12.50 per share, then the First Triggering Event shall be deemed to have occurred and (C) greater than or equal to $15.00 per share, then both the First Triggering Event and the Second Triggering Event shall be deemed to have occurred;”

(b) Effective as of the Effective Date, paragraph 7(a) of the Letter Agreement is hereby amended and restated in its entirety as follows:

“(a) Subject to the exceptions set forth herein, the Sponsor and each Insider agree not to transfer, assign or sell any Founder Shares or the Class A Ordinary Shares issuable upon conversion of the Founder Shares held by it, him or her until the date that is 180 days following the Acquisition Closing Date (as defined in the Business Combination Agreement, dated as of May 11, 2021, by and among the Company, Bird Rides, Inc., a Delaware corporation, Bird Global, Inc., a Delaware corporation (“Holdings”) and Maverick Merger Sub Inc., a Delaware corporation (the “Business Combination Agreement”)) (the “Founder Shares Lock-up Period”). Notwithstanding the other provisions set forth in this paragraph 7(a), if (x) at least 120 days have elapsed since the Acquisition Closing Date and (y) the Founder Shares Lock-up Period is scheduled to end during a Blackout Period or within five Trading Days prior to a Blackout Period (such period, the “Specified Period”), the Founder Shares Lock-up Period shall end 10 Trading Days prior to the commencement of the Blackout Period (the “Blackout-Related Release”); provided that Holdings shall announce the date of the expected Blackout-Related Release through a major news service, or on a Form 8-K, at least two Trading Days in advance of the Blackout-Related Release; and provided further that the Blackout-Related Release shall not occur unless Holdings shall have publicly released its earnings results for the quarterly period during which the Acquisition Closing (as defined in the Business Combination Agreement) occurred. For the avoidance of doubt, in no event shall the Founder Shares Lock-up Period end earlier than 120 days after the Acquisition Closing Date pursuant to the Blackout-Related Release. For purposes of this paragraph 7(a): (1) the term “Blackout Period” means a broadly applicable and regularly scheduled period during which trading in Holdings’ securities would not be permitted under Holdings’ insider trading policy; and (2) the term “Trading Day” means a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities.”

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(c) Effective as of the Effective Date, paragraph 7(c) of the Letter Agreement is hereby amended and restated in its entirety as follows:

“Each of the Sponsor and each Insider hereby agrees not to transfer, assign or sell any Earnout Shares held by them until the earlier of, (i) (x) with respect to the Tranche I Earnout Shares, the occurrence of the First Triggering Event and (y) with respect to the Tranche II Earnout Shares, the occurrence of the Second Triggering Event (in each case, as described in paragraph 6(a)) and (ii) the fifth anniversary of the date of the consummation of a Business Combination (the “Earnout Lock-Up Period” and, together with the Founder Shares Lock-up Period and the Private Placement Warrants Lock-Up Period, the “Lock-up Periods”), at which time, the applicable Earnout Shares would be forfeited, as described above.”

(d) Effective as of the Effective Date, paragraph 7(d) of the Letter Agreement is hereby amended and restated in its entirety as follows:

“ Notwithstanding the provisions set forth in paragraphs 7(a), (b) and (c), transfers of the Founder Shares, Private Placement Warrants and Class A Ordinary Shares issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(d)) are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, the Sponsor, any members of the Sponsor or their affiliates, or any affiliates of the Sponsor; (ii) in the case of an individual, by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by virtue of the laws of the state of Delaware or the Sponsor’s operating agreement upon dissolution of the Sponsor; (vi) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (vii) in the event of the Company’s liquidation prior to the completion of a Business Combination; (viii) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to the completion of a Business Combination; or (ix) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; provided, however, that in the case of clauses (i) through (vi) and clause (ix), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.”

(e) Effective as of the Effective Date, paragraph 11 of the Letter Agreement is hereby amended to include the following as the last sentence of such paragraph:

“As used herein, (i) “Class A Ordinary Shares” shall be deemed to refer to (A) prior to the consummation of the Business Combination, Class A Ordinary Shares and, (B) following the consummation of the Business Combination, Class A common stock, par value $0.0001 per share, of Holdings (“Holdings Class A Common Stock”) and (ii) “Class B Ordinary Shares” shall be deemed to refer to (A) prior to the consummation of the Business Combination, Class B Ordinary Shares and, (B) following the consummation of the Business Combination, Holdings Class A Common Stock.”

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2. Termination. This Amendment shall automatically terminate and become void and of no force and effect upon the valid termination of the Business Combination Agreement in accordance with its terms prior to the Effective Time (as defined in the Business Combination Agreement).

3. Joinder. Jim Mutrie acknowledges that he has received and reviewed a complete copy of the Letter Agreement and agrees that, upon execution of this Amendment, he shall become an Insider under the Letter Agreement and shall be fully bound by, and subject to, all of the covenants, terms, and conditions of the Letter Agreement, as though an original party thereto, in each case, as amended hereby.

4. Miscellaneous. Except as expressly amended hereby, the Letter Agreement shall remain unchanged, and the Letter Agreement, as so amended, shall continue in full force and effect in accordance with its terms. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

NGP SWITCHBACK II, LLC

By:	/s/ Jim Mutrie
Name: Jim Mutrie
Title: Co-Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

LETTER AGREEMENT

/s/ Scott McNeill
Scott McNeill

/s/ Chris Carter
Chris Carter

/s/ Scott Gieselman
Scott Gieselman

/s/ Sam Stoutner
Sam Stoutner

/s/ Philip J. Deutch
Philip J. Deutch

/s/ Ray Kubis
Ray Kubis

/s/ Precious Williams Owodunni
Precious Williams Owodunni

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

LETTER AGREEMENT

/s/ Jim Mutrie
Jim Mutrie

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

LETTER AGREEMENT

Acknowledged and Agreed:

SWITCHBACK II CORPORATION

/s/ Jim Mutrie
Name: Jim Mutrie
Title: Co-Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

LETTER AGREEMENT